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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

The Board of Directors and Stockholders
Spanish Broadcasting System, Inc.


We consent to the use of our reports included herein and to the reference to our firm under the heading "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP

New York, New York

January 14, 1998